EXHIBIT 99.1

Item 6.	Selected Financial Data

As further discussed in Note 4 (Basis of Preparation) to our audited consolidated financial statements (“Consolidated Financial Statements”) filed as Exhibit 99.3 to our Form 8-K filed on September 11, 2009 (the “Conforming Form 8-K”) with the Securities and Exchange Commission, the selected financial data below reflects our retrospective application of Statement of Financial Accounting Standards No. 160 (“SFAS No. 160”), “Non-controlling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51” as though we adopted SFAS No. 160 as of January 1, 2004. The following table sets forth our selected historical consolidated financial information for each of the five years in the period ended December 31, 2008. The statement of operations data, the statement of cash flows data and the other data for the years ended December 31, 2008, 2007 and 2006 and the balance sheet data as of December 31, 2008 and 2007 were derived from our audited Consolidated Financial Statements. The statement of operations data, the statement of cash flows data and the other data for the years ended December 31, 2005 and 2004, and the balance sheet data as of December 31, 2006, 2005 and 2004 were derived from our audited consolidated financial statements that are not included in this Conforming Form 8-K.

The selected financial data presented below is not necessarily indicative of results of future operations and should be read in conjunction with our consolidated financial statements and the information included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.2 to the Conforming Form 8-K.

	Year ended December 31,
	2008	2007	2006 (1)	2005	2004
	(dollars in thousands, except share data)
STATEMENTS OF OPERATIONS DATA:
Revenue	$5,128,817	$6,034,249	$4,032,027	$3,194,026	$2,647,073
Operating (loss) income	(788,469)	698,971	550,139	372,406	171,008
Interest income	17,762	29,004	9,822	11,221	6,926
Interest expense	167,156	162,991	45,007	56,281	68,080
Loss on extinguishment of debt	—	—	33,847	7,386	21,075
(Loss) income from continuing operations	(1,076,489)	399,746	324,691	219,504	66,227
Income from discontinued operations, net of income taxes	26,748	5,308	—	—	—
Net (loss) income	(1,049,741)	405,054	324,691	219,504	66,227
Net (loss) income attributable to non- controlling interests	(37,675)	14,549	6,120	2,163	1,502
Net (loss) income attributable to CB Richard Ellis Group, Inc.	(1,012,066)	390,505	318,571	217,341	64,725
EPS (2) (3):
Basic (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders
Loss (income) from continuing operations attributable to CB Richard Ellis Group, Inc. shareholders	$(4.86)	$1.70	$1.41	$0.98	$0.32
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc. shareholders	0.05	0.01	—	—	—

Net (loss) income attributable to CB Richard Ellis Group, Inc. shareholders	$(4.81)	$1.71	$1.41	$0.98	$0.32

Diluted (loss) income per share attributable to CB Richard Ellis Group, Inc. shareholders
(Loss) income from continuing operations attributable to CB Richard Ellis Group, Inc. shareholders	$(4.86)	$1.65	$1.35	$0.95	$0.30
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc. shareholders	0.05	0.01	—	—	—

Net (loss) income attributable to CB Richard Ellis Group, Inc. shareholders	$(4.81)	$1.66	$1.35	$0.95	$0.30

Weighted average shares:
Basic	210,539,032	228,476,724	226,685,122	222,129,066	203,326,218
Diluted	210,539,032	234,978,464	235,118,341	229,855,056	214,035,219
STATEMENTS OF CASH FLOWS DATA:
Net cash (used in) provided by operating activities	$(130,373)	$648,210	$430,044	$359,656	$187,207
Net cash used in investing activities	(419,009)	(284,421)	(2,061,933)	(115,509)	(28,351)
Net cash provided by (used in) financing activities	373,959	(277,253)	1,419,560	(47,272)	(67,366)
OTHER DATA:
EBITDA (4)	$457,021	$834,264	$653,524	$454,184	$245,340

	As of December 31,
	2008	2007	2006	2005	2004
	(dollars in thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$158,823	$342,874	$244,476	$449,289	$256,896
Total assets	4,726,414	6,242,573	5,944,631	2,815,672	2,271,636
Long-term debt, including current Portion	2,077,421	1,788,726	2,078,509	561,069	612,838
Notes payable on real estate (5)	617,663	466,032	347,033	—	—
Total liabilities	4,380,691	4,990,417	4,684,854	2,015,163	1,705,763
Total CB Richard Ellis Group, Inc. stockholders’ equity	114,686	988,543	1,181,641	793,685	559,948

Note: We have not declared any cash dividends on common stock for the periods shown.

(1)	The results for the year ended December 31, 2006 include the operations of Trammell Crow Company from December 20, 2006, the date we acquired Trammell Crow Company.

(2)	EPS represents (loss) earnings per share. See (Loss) Earnings Per Share information in Note 19 of our Notes to Consolidated Financial Statements.

(3)	On April 28, 2006, our board of directors approved a three-for-one stock split of our Class A common stock effected as a 100% stock dividend, which was distributed on June 1, 2006. The applicable share and per share data for all periods presented has been restated to give effect to this stock split.

(4)	EBITDA represents earnings before net interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, and goodwill and other non-amortizable intangible asset impairment. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangible assets created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the operating performance of our various business segments and for other discretionary purposes, including as a significant component when measuring our operating performance under our employee incentive programs. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

EBITDA is calculated as follows (dollars in thousands):

	Year ended December 31,
	2008	2007	2006	2005	2004
Net (loss) income attributable to CB Richard Ellis Group, Inc.	$(1,012,066)	$390,505	$318,571	$217,341	$64,725
Add:
Depreciation and amortization (i)	102,909	113,694	67,595	45,516	54,857
Goodwill and other non-amortizable intangible asset impairment	1,159,406	—	—	—	—
Interest expense (ii)	167,805	164,829	45,007	56,281	68,080
Loss on extinguishment of debt	—	—	33,847	7,386	21,075
Provision for income taxes (iii)	56,853	194,255	198,326	138,881	43,529
Less:
Interest income (iv)	17,886	29,019	9,822	11,221	6,926

EBITDA (v)	$457,021	$834,264	$653,524	$454,184	$245,340

(i)	Includes depreciation and amortization related to discontinued operations of $0.1 million and $0.4 million for the years ended December 31, 2008 and 2007, respectively.

(ii)	Includes interest expense related to discontinued operations of $0.6 million and $1.8 million for the years ended December 31, 2008 and 2007, respectively.

(iii)	Includes provision for income taxes related to discontinued operations of $6.0 million and $1.6 million for the years ended December 31, 2008 and 2007, respectively.

(iv)	Includes interest income related to discontinued operations of $0.1 million and $0.01 million for the years ended December 31, 2008 and 2007, respectively.

(v)	Includes EBITDA related to discontinued operations of $16.9 million and $6.5 million for the years ended December 31, 2008 and 2007, respectively.

(5)	Notes payable on real estate disclosed here includes the current and long-term portions of notes payable on real estate as well as notes payable included in liabilities related to real estate and other assets held for sale.

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